UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (date of earliest event reported): October 26, 2021
___________

SERVICENOW, INC.
(Exact name of registrant as specified in its charter)

___________

Delaware	001-35580	20-2056195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2225 Lawson Lane
Santa Clara, California 95054
(Address of Principal Executive Offices)
(408) 501-8550
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	NOW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On October 27, 2021, ServiceNow, Inc. (“ServiceNow” or the “Company”) issued a press release announcing financial results for the three months ended September 30, 2021.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this report, including the exhibit attached hereto, is furnished pursuant to Item 2.02 of Form 8-K and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing of ServiceNow under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

ServiceNow makes reference to non-GAAP financial information in the press release. A reconciliation to the nearest comparable GAAP financial measures of the non-GAAP financial measures is included in the press release attached hereto as Exhibit 99.1. These non-GAAP financial measures are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

ServiceNow encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 26, 2021, the Board appointed Kevin T. McBride, age 51, as the Company’s Principal Accounting Officer, effective November 1, 2021. Gina Mastantuono, the Company’s Chief Financial Officer, will cease to serve in the capacity of Principal Accounting Officer upon the effectiveness of Mr. McBride’s appointment, but continues to serve as the Company’s Chief Financial Officer (Principal Financial Officer).

Starting November 1, 2021, Mr. McBride will serve as the Company’s SVP, Corporate Controller and Chief Accounting Officer. From January 2016 to October 2021, Mr. McBride served as VP, Corporate Controller, PAO of Intel Corporation, a technology company (“Intel”). From September 2000 to December 2015, Mr. McBride served as VP, Global Accounting Controller (and in other management positions) of Intel. Mr. McBride currently serves on the board of directors of Financial Executives International and is a member of the Financial Accounting Standards Board Emerging Issues Task Force. Mr. McBride holds a B.S. in business from Oregon State University and is a certified public accountant in the state of Oregon.

In connection with his appointment, Mr. McBride will receive an annual base salary of $450,000, a target annual cash bonus opportunity of 50% of base salary, a sign-on bonus of $750,000 subject to certain payment and reimbursement conditions, and a restricted stock unit award to acquire such number of shares of the Company’s common stock equal to $3,500,000 divided by the average daily closing price of the Company’s common stock for the 20 trading days ending on the third trading day immediately prior to the date of grant (the “RSU”). The RSU will vest quarterly over four years with an approximately one-year vesting cliff, subject to Mr. McBride’s continued employment with the Company.

There are no arrangements or understandings between Mr. McBride and any other persons pursuant to which he was appointed as Principal Accounting Officer. There are no family relationships among any of the Company’s directors or executive officers and Mr. McBride. Other than as disclosed herein, Mr. McBride is not a party to any transaction required to be disclosed pursuant to 404(a) of Regulation S-K. Mr. McBride will enter into the Company's standard form of indemnification agreement for directors and officers. The form indemnification agreement was filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the Securities and Exchange Commission on February 27, 2015.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
	99.1	Press release dated October 27, 2021, announcing ServiceNow, Inc.'s financial results for the three months ended September 30, 2021.
	104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICENOW, INC.

	By:	/s/ Russell S. Elmer
Russell S. Elmer General Counsel

Date: October 27, 2021